Exhibit 99.1

FOR RELEASE

May 11, 2020

Acacia Research Reports First Quarter 2020 Financial Results

Company Advances Absolute Return Strategy and Enhances IP Portfolio with Acquisition of Excalibur IP and Wireless Networking Patents from L3Harris

New York, NY – May 11, 2020 - Acacia Research Corporation (“we”, "Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three-month period ended March 31, 2020.

Clifford Press, Chief Executive Officer, stated, “Acacia has made significant progress in 2020 furthering our absolute return strategy. Subsequent to the end of the quarter, we acquired two attractive patent portfolios, bringing us to four acquisitions for the year. Adding these assets to our existing portfolio creates an attractive blend of licensing and litigation opportunities to pursue. We expect these additions to begin generating licensing revenues in the second quarter with significant contribution beginning in 2021.”

Al Tobia, President and Chief Investment Officer, added, “Recent market volatility has opened many corporate development opportunities and we are busy identifying, and evaluating these opportunities. Our focus remains on growing book value and leveraging our substantial net tax assets and capital partnership with Starboard Value.”

First Quarter 2020 Financial Summary:

•	Cash and trading securities totaled $158.1 million as of March 31, 2020, a decrease from $168.3 million as of December 31, 2019.
•	Gross revenues were $3.8 million.
•	Operating loss was $3.6 million.
•	GAAP net loss to common shareholders was $12.2 million or $0.24 per basic and diluted share.

IP Portfolio Acquisitions

Subsequent to the end of the first quarter, a subsidiary of Acacia acquired Excalibur IP, a portfolio of more than 2,500 patents that were spun out of Yahoo! prior to its sale to Verizon. The patents cover technologies including internet search, cloud computing, e-commerce, location-based services, mobile apps, media management and social networking. These patents have applicability to a variety of industries, including: enterprise software, web search and analytics, on-line shopping and advertising, and audio/video streaming among others

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In addition, the subsidiary also acquired a significant portfolio of nearly 150 patents from L3Harris. These patents cover commercial applications of Wi-Fi and Internet-of-Things technologies. These patents have applicability to a wide variety of products and markets, including consumer electronics, home and office wireless networking, home automation, smart metering, industrial wireless control systems and remote access systems.

Investor Conference Call:

The Company will host a conference call today, Monday, May 11, 2020, to discuss these results and provide a business update at 11 a.m. ET/ 8 a.m. PT.

To access the live call, please dial 877-407-0778 (U.S. and Canada) or 201-689-8565 (international) and reference conference ID 13703484. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the events and presentations tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Acacia Research Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$58,678	$57,359
Trading securities - debt	88,963	93,843
Trading securities - equity	10,470	17,140
Accounts receivable	621	511
Prepaid expenses and other current assets	3,653	2,912
Total current assets	162,385	171,765

Long-term restricted cash	35,000	35,000
Investment at fair value	1,387	1,500
Patents, net of accumulated amortization	12,550	7,814
Leased right-of-use assets	1,395	1,264
Other non-current assets	1,004	818
Total assets	$213,721	$218,161

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,136	$1,765
Accrued expenses and other current liabilities	4,376	7,265
Accrued compensation	1,127	507
Royalties and contingent legal fees payable	2,070	2,178
Total current liabilities	10,709	11,715

Series A warrant liabilities	2,610	3,568
Series A embedded derivative liabilities	21,682	17,974
Series B warrant liabilities	6,231	–
Long-term lease liabilities	1,395	1,264
Other long-term liabilities	583	593
Total liabilities	43,210	35,114

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; 350,000 shares authorized, issued and outstanding as of March 31, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $35,000 as of March 31, 2020 and December 31, 2019, respectively	8,720	8,089

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 49,813,443 and 50,370,987 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	50	50
Treasury stock, at cost, 3,496,726 and 2,919,828 shares as of March 31, 2020 and December 31, 2019, respectively	(40,586)	(39,272)
Additional paid-in capital	651,441	652,003
Accumulated deficit	(450,947)	(439,656)
Total Acacia Research Corporation stockholders' equity	159,958	173,125

Noncontrolling interests	1,833	1,833

Total stockholders' equity	161,791	174,958

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$213,721	$218,161

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019

Revenues	$3,815	$3,387

Portfolio operations:
Inventor royalties	426	1,353
Contingent legal fees	234	177
Litigation and licensing expenses - patents	1,037	3,801
Amortization of patents	1,043	656
Other portfolio expenses (income)	(234)	650
Total portfolio operations	2,506	6,637
Net portfolio income (loss)	1,309	(3,250)
General and administrative expenses	4,878	3,655
Operating loss	(3,569)	(6,905)

Other income (expense):
Change in fair value of investment, net	4,108	6,908
Loss on sale of investment	(3,316)	(5,590)
Change in fair value of the Series A and B warrants and embedded derivatives	(4,382)	–
Change in fair value of trading securities	(6,117)	675
Gain (loss) on sale of trading securities	112	(43)
Interest income and other	535	871
Total other income (expense)	(9,060)	2,821

Loss before income taxes	(12,629)	(4,084)

Income tax benefit (expense)	1,338	(314)

Net loss including noncontrolling interests in subsidiaries	(11,291)	(4,398)

Net loss attributable to noncontrolling interests in subsidiaries	–	14

Net loss attributable to Acacia Research Corporation	$(11,291)	$(4,384)

Less: Dividend on Series A redeemable convertible preferred stock	(263)	–
Less: Accretion of Series A redeemable convertible preferred stock	(631)	–
Net loss attributable to common stockholders - basic and diluted	$(12,185)	$(4,384)
Basic and diluted net loss per common share	$(0.24)	$(0.09)
Weighted average number of shares outstanding - basic and diluted	49,875,396	49,655,881

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